Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-236315, No. 333-275784, and No. 333-289991), Form S-4 (No. 333-290225), and Form S-8 (No. 333-199692, No. 333-201880, No. 333-218231, and No. 333-258588) of Investar Holding Corporation (the Company) of our reports dated March 16, 2026, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C. (formerly HORNE LLP)

Baton Rouge, Louisiana

March 16, 2026